For Immediate Release

NEWS RELEASE

Contact:
Alexander Nickolatos, CFO
anickolatos@ecostim-es.com
281-531-7200 ext. 155

EcoStim Energy Solutions Signs Letter of Intent

(Three year exclusive agreement to provide well stimulation services in Neuquén, Argentina)

HOUSTON, TEXAS – December 19, 2013 - Eco-Stim Energy Solutions, Inc. (OTC: ESESD) (“EcoStim” or the “Company”) announced today that it has signed a letter of intent to provide its technology focused well stimulation and completion services to an exploration and production company in the Neuquén province of Argentina. Under the terms of the agreement, this customer will exclusively utilize EcoStim well stimulation services for its full 2014 work program, with the exception of two fields. In addition, the exclusive agreement extends into 2015 & 2016 for the customer’s full work program. The work is scheduled to begin in the second quarter of 2014, subject to certain conditions. Based on the drilling rigs contracted by the customer and the anticipated time to drill each well, EcoStim estimates that it will be conducting well stimulation work and coiled tubing efforts on approximately 100 well stimulation stages depending on the timing of operational start-up. The price of each stage will be based on market prices which will be agreed to in the commercial contract. EcoStim management estimates that prices for this service ranged between $180,000 and $300,000 per stage this year. The parties expect to promptly enter into a definitive commercial contract which must be completed within 120 days.

EcoStim’s President and Chief Executive Officer Chris Boswell stated, “This is an excellent opportunity for EcoStim to establish operations in the rapidly growing market in Neuquén, Argentina where the EIA estimates that the Vaca Muerta shale contains approximately 27 billion barrels of recoverable oil and gas. This region of Argentina is now attracting global attention as the highest potential shale play outside of the United States. We have already established operations in the Neuquén province and look forward to supporting our customer’s needs by providing best in class technology and an “A-team” operations group.”

About the Company

EcoStim Energy Solutions is an environmentally-focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s 8-K filed with the Securities and Exchange Commission on December 17, 2013 and risks relating to expected continued development of fracturing operations and unconventional activity in Argentina, expected financial results for past and future periods; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity including, but not limited to; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of our operations in the South America; shortages of oilfield and frac service equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to successfully execute our business and financial plans and strategies; general economic and business conditions, either internationally or domestically or in the jurisdictions in which we operate; competition in the oil and natural gas industry; uncertainty concerning our assumed or possible future results of operations; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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